EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Pharmamatrix Acquisition Corporation

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 6, 2005, except for the third paragraph of Note 5 dated October 11, 2005, on our audit of the financial statements of Pharmamatrix Acquistion Corporation for the period from May 13, 2005 (inception) through May 31, 2005.

                                       /s/ Miller Ellin and Company LLP
                                       --------------------------------
                                       Miller Ellin and Company LLP

New York, New York
October 11, 2005